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                                                             EXHIBIT (E)(1)(iii)


                                     FORM OF
                                 AMENDMENT NO. 1
                                     TO THE
                             DISTRIBUTION AGREEMENT


                                     BETWEEN

                              AXA PREMIER VIP TRUST

                                       AND

                                AXA ADVISORS, LLC

                         (Applicable to Class A Shares)

AMENDMENT NO. 1 to Distribution Agreement ("Amendment No. 1"), dated as of [June 30, 2003], between AXA Premier VIP Trust, a Delaware business trust ("Trust") and AXA Advisors, LLC a Delaware limited liability company ("Distributor").

The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to Class A Shares dated as of November 30, 2001 (the " Original Agreement") as herein provided. All terms used in this Amendment No. 1, unless defined herein to the contrary, shall have the meaning given such terms in the Original Agreement.

1. New Portfolios. The Trust hereby authorizes the Distributor to participate in the distribution of Class A Shares of the following new portfolios ("New Portfolios") on the terms and conditions contained in the Original Agreement:

         AXA Conservative Allocation Portfolio
         AXA Conservative-Plus Allocation Portfolio
         AXA Moderate Allocation Portfolio
         AXA Moderate-Plus Allocation Portfolio
         AXA Aggressive Allocation Portfolio

2. Effective Date. The effective date of this Amendment No. 1 shall be [June 30, 2003] with respect to the New Portfolios.

3. Duration of Agreement. This Agreement shall continue in effect until November 30, 2003 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the Portfolio only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Original Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

4. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class A Shares, is hereby replaced in its entirety by Schedule A attached hereto.

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         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.


       AXA PREMIER VIP TRUST                 AXA ADVISORS, LLC




       By:                                   By:
          -----------------------               -----------------------------
          Steven M. Joenk                       John Lefferts
          President and                         President and
          Chief Executive Officer               Chief Financial Officer



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                                   SCHEDULE A
                                       TO
                                 AMENDMENT NO. 1
                             DISTRIBUTION AGREEMENT
                                 CLASS A SHARES

                        Portfolios In Original Agreement:
                        ---------------------------------

                   AXA Premier VIP Large Cap Growth Portfolio
                 AXA Premier VIP Large Cap Core Equity Portfolio
                    AXA Premier VIP Large Cap Value Portfolio
                 AXA Premier VIP Small/Mid Cap Growth Portfolio
                  AXA Premier VIP Small/Mid Cap Value Portfolio
                 AXA Premier VIP International Equity Portfolio
                      AXA Premier VIP Technology Portfolio
                      AXA Premier VIP Health Care Portfolio
                       AXA Premier VIP Core Bond Portfolio

                       Portfolios Added by Amendment No. 1
                       -----------------------------------

                      AXA Conservative Allocation Portfolio
                   AXA Conservative-Plus Allocation Portfolio
                        AXA Moderate Allocation Portfolio
                     AXA Moderate-Plus Allocation Portfolio
                       AXA Aggressive Allocation Portfolio